UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2022

CEPTON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39959	27-2447291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 West Trimble Road

San Jose, CA 95131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 408-459-7579

Growth Capital Acquisition Corp.

300 Park Avenue, 16th Floor

New York, New York 10022
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.00001 per share	CPTN	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	CPTNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On February 10, 2022 (the “Closing Date”), Cepton, Inc., a Delaware corporation (the “Company”) (f/k/a Growth Capital Acquisition Corp. (“GCAC”)), consummated the previously announced merger (the “Closing”) pursuant to that certain Business Combination Agreement, dated August 4, 2021, and as amended by the Amendment to the Business Combination Agreement, dated January 21, 2022 (as so amended, the “Business Combination Agreement”), by and among GCAC, GCAC Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of GCAC (“Merger Sub”), and Cepton Technologies, Inc., a Delaware corporation (“Legacy Cepton”). GCAC’s stockholders approved the Transactions (as defined below) at a special meeting of stockholders held on February 9, 2022 (the “Special Meeting”).

Pursuant to the Business Combination Agreement, Merger Sub merged with and into Legacy Cepton (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”), with Legacy Cepton continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of GCAC. On the Closing Date, the registrant changed its name from Growth Capital Acquisition Corp. to Cepton, Inc.

Conversion of Securities and Merger Consideration

Immediately prior to the effective time of the Merger (the “Effective Time”), (i) each share of Legacy Cepton Class F Stock and each share of Legacy Cepton preferred stock automatically converted into a number of shares of Legacy Cepton common stock, at the then-effective conversion rate for such capital stock as calculated pursuant to Legacy Cepton’s Amended and Restated Certificate of Incorporation and (ii) each warrant for Legacy Cepton common stock was deemed exercised on a net exercise basis pursuant to the terms of such warrants. All of the shares of Legacy Cepton Class F Stock and the Legacy Cepton preferred stock that converted into shares of common stock of Legacy Cepton are no longer outstanding and ceased to exist, and each holder of shares of Legacy Class F Stock and/or Legacy Cepton preferred stock ceased to have any rights with respect to such securities.

At the Effective Time, by virtue of the Merger and without any action on the part of GCAC, Merger Sub, Legacy Cepton or the holders of any of the following securities:

(a)	Each share of Legacy Cepton common stock (other than the Dissenting Shares and the Cancelled Shares (as such terms are defined in the Business Combination Agreement)) converted into (i) the contingent right to receive Earnout Shares (as defined below) (which may be zero) following the Closing and (ii) a certain number of shares of GCAC Class A common stock equal to (x) $1,500,000,000 divided by the total number of Legacy Cepton capital stock (on an “as-converted” to Legacy Cepton common stock basis) on a fully diluted basis as of the date of Closing (but excluding company options that are not vested), divided by (y) 10 (the “Merger Consideration”).

(b)	Each option to purchase shares of Legacy Cepton common stock, whether or not exercisable and whether or not vested, outstanding immediately prior to the Effective Time was assumed by GCAC and converted into an option to purchase shares of GCAC Class A common stock (each, a “Converted Option”). Each Converted Option has and is subject to the same terms and conditions (including vesting, expiration and exercisability terms) as were applicable to the Legacy Cepton option from which it was converted immediately before the Effective Time, except that (x) each Converted Option became exercisable for that number of shares of GCAC Class A common stock equal to the product (rounded down to the nearest whole number) of (1) the number of shares of Legacy Cepton common stock subject to the Legacy Cepton option immediately before the Effective Time and (2) the Merger Consideration and (y) the per share exercise price for each share of GCAC Class A common stock issuable upon exercise of the Converted Option will be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (1) the exercise price per share of Legacy Cepton common stock of such Legacy Cepton option immediately before the Effective Time by (2) the Merger Consideration.

Earnout Merger Consideration

In addition to the Merger Consideration set forth above, additional contingent shares (“Earnout Shares”) are payable to each holder of Legacy Cepton common stock and/or Legacy Cepton options receiving consideration in the Merger, in the amounts set forth below:

(a)	If the closing share price of GCAC Class A common stock equals or exceeds $15.00 per share for any 20 trading days within any consecutive 30-trading day period that occurs after the Closing Date and on or prior to the three-year anniversary of the Closing Date, then, GCAC will issue to each holder of Legacy Cepton common stock that is entitled to Earnout Shares a number of shares of GCAC Class A common Stock equal to such holder’s pro rata portion of 7,000,000 shares.

(b)	If the closing share price of GCAC Class A common stock equals or exceeds $17.50 per share for any 20 trading days within any consecutive 30-trading day period that occurs after the Closing Date and on or prior to the three (3)-year anniversary of the Closing Date, GCAC will issue to each holder of Legacy Cepton common stock that is entitled to Earnout Shares, a number of shares of GCAC Class A common stock equal to such holder’s Earnout Pro Rata Portion of 6,000,000 shares.

In the event that after the Closing and prior to the three-year anniversary of the Closing Date, (i) there is a Change of Control (as defined in the Business Combination Agreement) (or a definitive agreement providing for a Change of Control has been entered into prior to the three-year anniversary of the Closing Date and such Change of Control is ultimately consummated, even if such consummation occurs after the three -year anniversary of the Closing Date), (ii) any liquidation, dissolution or winding up of GCAC (whether voluntary of involuntary) is initiated, (iii) any bankruptcy, reorganization, debt arrangement or similar proceeding under any bankruptcy, insolvency or similar law, or any dissolution or liquidation proceeding, is instituted by or against GCAC, or a receiver is appointed for GCAC or a substantial part of its assets or properties or (iv) GCAC makes an assignment for the benefit of creditors, or petitions or applies to any governmental authority for, or consents or acquiesces to, the appointment of a custodian, receiver or trustee for all or substantially all of its assets or properties (any of (i) to (iv), an “Acceleration Event”), then any Earnout Shares that have not been previously issued by GCAC (whether or not previously earned) shall be deemed earned and issued by GCAC to the holders of Legacy Cepton common stock, unless, in the case of an Acceleration Event that is a Change of Control, the value of the consideration to be received by the holders of the GCAC Class A common stock in such Change of Control transaction is less than the stock price threshold applicable to the relevant Earnout Shares.

A description of the Merger and the terms of the Business Combination Agreement are included in the proxy statement/consent solicitation statement/prospectus, dated January 24, 2022 (the “Proxy Statement/Consent Solicitation Statement/Prospectus”) as filed with the Securities and Exchange Commission (the “SEC”) in the section entitled “The Business Combination Proposal (Proposal 1)—The Business Combination Agreement” beginning on page 133 of the Proxy Statement/Consent Solicitation Statement/Prospectus.

PIPE Investment

On August 4, 2021 and October 19, 2021, GCAC entered into certain subscription agreements (the “PIPE Subscription Agreements”), as amended by the Amendment to the PIPE Subscription Agreement, dated February 3, 2022 (the “PIPE Subscription Agreement Amendments”), with the investors therein (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and GCAC agreed to sell to the PIPE Investors, an aggregate of 5,950,000 shares of GCAC Class A common stock for gross proceeds to GCAC of $59.5 million in a private placement. Pursuant to the PIPE Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of PIPE Shares was consummated concurrently with the Closing.

The foregoing description of each of the Business Combination Agreement, the PIPE Subscription Agreements and Amended PIPE Subscription Agreements is a summary only and is qualified in their entirety by the full text of the Business Combination Agreement, Form of PIPE Subscription Agreement and Form of PIPE Subscription Agreement Amendment, copies of which are attached hereto as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Related Agreements

Contemporaneously with the execution and delivery of the Business Combination Agreement, (i) GCAC and certain Legacy Cepton stockholders entered into Stockholder Support Agreements; (ii) GCAC, the Sponsor Group and certain other GCAC shareholders parties thereto, Legacy Cepton, and certain Legacy Cepton stockholders entered into an Amended and Restated Registration Rights Agreement, which became effective as of Closing; (iii) certain Legacy Cepton stockholders entered into a Confidentiality and Lock-up Agreement with GCAC, each of which became effective as of Closing; (iv) GCAC, Sponsor, Nautilus, HB Strategies, and Legacy Cepton entered into an Unpaid Expenses and Lock-Up Agreement; and (v) Legacy Cepton and certain GCAC stockholders entered into Stockholder Support Agreements, a copy of which are filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Report, and incorporated herein by reference.

Capitalized terms used but not defined in this Current Report on Form 8-K (the “Report”) have the meanings set forth in the Proxy Statement/Consent Solicitation Statement/Prospectus.

Item 1.01 Entry into a Material Definitive Agreement.

On the Closing Date, in connection with the consummation of the Transactions, the Company entered into indemnification agreements with each of its directors and executive officers following the Business Combination. These agreements, among other things, will require the Company to indemnify the Company’s directors and executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

As previously reported by the Company on a Current Report on Form 8-K filed with the SEC, on February 9, 2022, at the Special Meeting, GCAC’s stockholders approved the Business Combination Agreement, the Transactions and the other related proposals presented in the Proxy Statement/Consent Solicitation Statement/Prospectus. On February 10, 2022, the parties to the Business Combination Agreement consummated the Transactions.

Holders of an aggregate of 15,589,540 shares of GCAC Class A common stock sold in GCAC’s initial public offering (the “public shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from GCAC’s initial public offering, calculated as of two (2) business days prior to the consummation of the Business Combination, which was approximately $10.00 per share, or $155.9 million in the aggregate.

In connection with the Closing, Silicon Valley Bank (“SVB”) was issued 136,994 shares of the Company’s common stock as a result of exercising warrants previously issued to SVB by Legacy Cepton (the “SVB Warrant Exercise”) and Trinity Capital, Inc. (“Trinity”) was issued 73,741 shares of the Company’s common stock as a result of the automatic net exercise of warrants previously issued to Trinity by Legacy Cepton (the “Trinity Warrant Exercise” and, together with the SVB Warrant Exercise, the “Warrant Exercises”).

As a result of the Business Combination, each share of Legacy Cepton common stock outstanding immediately prior to the effective time of the Business Combination (including shares of Legacy Cepton common stock issued upon conversion of Legacy Cepton Class F Stock and preferred stock immediately prior to the Closing) was converted into the right to receive approximately 2.45 shares of the Company’s common stock.

Immediately following consummation of the Transactions, including the redemption of public shares as described above, the consummation of the PIPE Investment and the Warrant Exercises, there were 154,048,001 shares of the Company’s common stock issued and outstanding.

The Company’s common stock and warrants is expected to commence trading on the Nasdaq Capital Market (“Nasdaq”) under the symbols “CPTN” and “CPTNW,” respectively, on February 11, 2022, subject to ongoing review of the Company’s satisfaction of all listing criteria following the Business Combination.

As noted above, an aggregate of $155.9 million was paid from the Company’s trust account to holders that properly exercised their right to have public shares redeemed, and the remaining balance immediately prior to the Closing of approximately $16.6 million remained in the trust account. The remaining amount in the trust account was used to fund expenses incurred by Legacy Cepton and GCAC in connection with the Business Combination and will be used for general corporate purposes of the Company following the Business Combination.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Report may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “designed to” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company cautions readers of this Report that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, potential benefits and the commercial attractiveness to its customers of the Company’s products and services, the potential success of the Company’s marketing and expansion strategies, the potential for the Company to achieve design awards, and the potential benefits of the Business Combination (including with respect to shareholder value). These statements are based on various assumptions, whether or not identified in this Report, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including:

●	the conditions affecting the markets in which the Company operates;

●	the success of the Company’s strategic relationships, including with the Company’s Tier 1 partners, none of which are exclusive;

●	fluctuations in sales of the Company’s major customers;

●	fluctuations in capital spending in the Automotive and Smart Infrastructure markets;

●	the impact of the coronavirus pandemic on the global economy and financial markets, including any restrictions on the Company’s operations and the operations of the Company’s customers and suppliers resulting from public health requirements and government mandates;

●	changes in applicable laws or regulations;

●	the possibility that the Company’s business may be adversely affected by other economic business, and/or competitive factors;

●	the risk that current trends in the Automotive and Smart Infrastructure markets decelerate or do not continue;

●	estimates for the financial performance of the Company’s business may prove to be incorrect or materially different from actual results;

●	failure to realize the anticipated benefits of the Business Combination;

●	risks relating to the uncertainty of the projected financial and operating information with respect to the Company, including whether the Company will be able to achieve its target milestones, its pricing and sales volume targets, and its proposed production timelines and win the engagements contemplated in its projected pipeline, and the ability of OEMs and other strategic partners to re-source or cancel vehicle or technology programs;

●	risks related to future market adoption of the Company’s offerings;

●	the final terms of the Company’s arrangement with its Tier 1 partner and, in turn, its Tier 1 partner’s award with OEM-B differing from the Company’s expectations, including with respect to volume and timing, or the arrangement can be terminated or may not materialize into a long-term contract partnership arrangement;

●	risks related to the Company’s marketing and growth strategies;

●	the effects of competition on the Company’s future business;

●	expectations with respect to future operating and financial performance and growth, including when the Company will generate positive cash flow from operations;

●	the Company’s ability to raise funding on reasonable terms as necessary to develop its product in the timeframe contemplated by its business plan, and to comply with the terms of any restrictive, financial or other covenants included in the agreements governing such funding;

●	the Company’s ability to execute its business plans and strategy;

●	the outcome of any legal proceedings that may be instituted against the Company related to Business Combination; and

●	other risks and uncertainties described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Risk Factors” beginning on page 62 thereof and are incorporated herein by reference.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company is not presently aware of or that the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this Report. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Report. Accordingly, undue reliance should not be placed upon the forward-looking statements. Actual results, performance or achievements may, and are likely to, differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements were based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond the Company’s control.

Business

The business of the Company is described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Information About Cepton” beginning on page 207 thereof and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Risk Factors” beginning on page 62 thereof and are incorporated herein by reference. A summary of the risks associated with the Company’s business are also described on pages 51-53 of the Proxy Statement/Consent Solicitation Statement/Prospectus under the heading “Risk Factors” and are incorporated herein by reference.

Financial Information

The financial information of GCAC is described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the sections entitled “Selected Financial and Other Data of GCAC” and “GCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 59 and 200 thereof, respectively, and are incorporated herein by reference.

The financial information of Legacy Cepton is described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the sections entitled “Cepton’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cepton’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Qualitative and Quantitative Disclosures About Market Risk,” beginning on pages 225 and 237 thereof, respectively, and are incorporated herein by reference.

Reference is made to the disclosure set forth in Item 9.01 of this Report relating to financial information of GCAC and Legacy Cepton, which is incorporated herein by reference.

Properties

The facilities of the Company are described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Information About Cepton” beginning on page 207 thereof and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock immediately following consummation of the Transactions by:

●	each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;

●	each of the Company’s named executive officers and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. In computing the number of shares of the Company’s common stock beneficially owned by a person or entity and the percentage ownership, the Company deemed outstanding shares of its common stock subject to options and warrants held by that person or entity that are currently exercisable or exercisable within 60 days of the Closing Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise noted, the address of each beneficial owner is c/o Cepton, Inc., 399 West Trimble Road, San Jose, CA, 95131.

The beneficial ownership of the Company’s common stock is based on 154,048,001 shares of the Company’s common stock issued and outstanding immediately following consummation of the Transactions, including the redemption of public shares as described above and the consummation of the PIPE Investment and the Warrant Exercises.

Beneficial Ownership Table

Name and Address of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	%
5% Holders:
Koito Manufacturing, Ltd.(1)	19,624,741	12.7%
LDV Partners Fund I, L.P.(2)	16,088,422	10.4%
Yupeng Cui(3)	9,679,376	6.3%
Executive Officers and Directors:
Dr. Jun Pei(4)	30,174,923	19.6%
Dr. Jun Ye(5)	25,916,966	16.8%
Dr. Winston Fu(6)	16,088,422	10.4%
Dr. Mark McCord(7)	10,409,248	6.8%
Dr. Liqun Han(8)	2,734,762	1.7%
Dr. Dongyi Liao(9)	2,104,607	1.3%
George Syllantavos(10)	1,367,500	*
Xiaogang (Jason) Zhang	—	—
Takayuki Katsuda(11)	—	—
Mei (May) Wang	—	—
Directors and executive officers as a group (ten individuals)	88,796,428	56.1%

*	Less than one percent

(1)	Consists of 19,624,741 shares of common stock, including 5,000,000 PIPE shares. The business address of Koito Manufacturing Co., Ltd. is 4-8-3, Takanawa, Minato-ku, Tokyo, Japan.

(2)	Consists of 16,088,422 shares of common stock, including 200,000 PIPE shares.

(3)	Consists of 9,679,376 shares of common stock.

(4)	Consists of 1,224,617 shares of common stock owned by Dr. Pei and 28,950,306 shares of common stock owned by the Pei 2000 Trust of which Dr. Pei is a trustee.

(5)	Consists of 20,818,496 shares of common stock owned by Dr. Ye, 2,449,235 shares of common stock owned by the Lynnelle Lin Ye Trust dated December 8, 2020 of which Dr. Ye is a trustee, 2,449,235 shares of common stock owned by the Brion Qi Ye Irrevocable Trust dated December 8, 2020 of which Dr. Ye is a trustee, and 200,000 PIPE shares, owned by the Ye-Wang Family Trust, dated March 31, 2007, of which Dr. Ye is a trustee.

(6)	Consists of 16,088,422 shares of common stock, including 200,000 PIPE shares, owned by LDV Partners Fund I, L.P. Dr. Winston Fu is a managing member of LDV Partners I (GP), Ltd., which is the general partnership that manages LDV Partners Fund I, L.P. Dr. Fu disclaims beneficial ownership of the 16,088,422 shares of common stock except to the extent of any pecuniary interest he may have therein, directly or indirectly.

(7)	Consists of 10,409,248 shares of common stock owned by the McCord Trust, dated January 7, 2020, of which Dr. McCord is a trustee.

(8)	Consists of 489,847 shares of common stock owned by The Han-Ouyang Living Trust, U/A, dated March 21, 2021, of which Mr. Han is a trustee, and 2,244,915 shares of common stock issuable pursuant to options exercisable within 60 days of the Closing Date.

(9)	Consists of 2,104,607 shares of common stock issuable pursuant to options exercisable within 60 days of the Closing Date.

(10)	Consists of 1,367,500 shares of common stock owned by Nautilus Carriers LLC of which Mr. Syllantavos is a managing member.

(11)	Mr. Katsuda is the Managing Corporate Officer and a member of the board of directors of Koito Manufacturing Co., Ltd. The business address of Mr. Katsuda is c/o Koito Manufacturing Co., Ltd., 4-8-3, Takanawa, Minato-ku, Tokyo, Japan.

Directors and Executive Officers

Directors

In connection with the Closing, Prokopios (Akis) Tsirigakis, Harry Braunstein, Gary Leibler, and Evan Breibart resigned as directors of GCAC, the size of the board of directors of GCAC (the “GCAC Board”) was increased from five (5) to seven (7), Jun Pei, Winston Fu, Jun Ye, Xiaogang (Jason) Zhang, Takayuki Katsuda, Mei (May) Wang were appointed to the GCAC Board, and George Syllantavos continued as a director, in each case, as described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Management After the Business Combination—Executive Officers and Directors After the Business Combination,” which is incorporated herein by reference.

On February 10, 2022, Jun Ye, Winston Fu, and Mei (May) Wang were designated to serve as Class A Directors of the board of directors of the Company (the “Board”), with their terms expiring at the first annual meeting of the stockholders following the Closing. George Syllantavos and Jason Zhang were designated to serve as Class B Directors, with their terms expiring at the second annual meeting of the stockholders following the Closing. Jun Pei and Takayuki Katsuda were designated to serve as Class C Directors with their terms expiring at the third annual meeting of the stockholders following the Closing. Biographical information for these individuals is set forth in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section titled “Management After the Business Combination” beginning on page 268, which is incorporated herein by reference. Jun Pei was appointed to serve as the Chairman of the Board.

Independence of Directors

Nasdaq listing standards require that a majority of the Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Jun Ye, Xiaogang (Jason) Zhang, Mei (May) Wang, and George Syllantavos are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

In connection with the appointment of Jun Pei as chair of the Board, the Board created the position of Lead Independent Director and appointed Jun Ye to serve in that role. As Lead Independent Director, Jun Ye will have the authority and responsibilities described in our Corporate Governance Guidelines and will generally help coordinate the efforts of our non-employee directors.

Director Compensation

We expect to grant each of our non-employee directors (other than Dr. Ye, who is one of our founders, and Mr. Katsuda, who is affiliated with Koito Manufacturing, Ltd., our automotive Tier 1 partner) an option to purchase up to 10,000 shares of the Company’s common stock with an exercise price equal to the per-share value of our common stock on the grant date. We expect each option will vest in monthly installments over a two-year period, subject to the director’s continued service on the Board. In addition, we expect to pay each of our non-employee directors (other than Dr. Ye and Mr. Katsuda) a cash annual retainer of $40,000 for their service on the Board, payable in quarterly installments. The Company plans to continue evaluating the compensation to be provided to its non-employee directors.

Committees of the Board of Directors

The standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board.

The Board appointed George Syllantavos, Xiaogang (Jason) Zhang and Mei (May) Wang to serve on the Audit Committee, with George Syllantavos as chair. The Board appointed George Syllantavos, Jun Ye and Mei (May) Wang to serve on the Compensation Committee, with Jun Ye as chair. The Board appointed George Syllantavos, Jun Ye and Xiaogang (Jason) Zhang to serve on the Nominating and Corporate Governance Committee, with Jun Ye as chair.

Executive Officers

Effective immediately prior to the Closing, Prokopios (Akis) Tsirigakis resigned as President and Co-Chief Executive Officer and George Syllantavos resigned as Co-Chief Executive Officer and Chief Financial Officer. The Board appointed Jun Pei to serve as President and Chief Executive Officer, Winston Fu to serve as Chief Financial Officer and Secretary, Mark McCord to serve as Chief Technology Officer, Liqun Han to serve as Senior Vice President of Operations and Dongyi Liao to serve as Senior Vice President of Applications. Biographical information for Jun Pei, Winston Fu, Mark McCord, Liqun Han and Dongyi Liao is set forth in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section titled “Management After the Business Combination” beginning on page 268, which is incorporated herein by reference.

Executive Compensation

Executive Compensation

The executive compensation of the Company’s named executive officers and directors is described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Executive and Director Compensation of Cepton” beginning on page 275 thereof and is incorporated herein by reference.

The foregoing description of the compensation of the Company’s executive officers is qualified in its entirety by the full text of the employment agreements of Jun Pei, Winston Fu, Mark McCord, Liqun Han and Dongyi Liao, copies of which are attached hereto as Exhibit 10.12, Exhibit 10.13, Exhibit 10.14, Exhibit 10.15 and Exhibit 10.16, respectively, and incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or Compensation Committee.

Certain Relationships and Related Transactions

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the sections entitled “Certain Cepton Relationships and Related Person Transactions” and “Certain GCAC Relationships and Related Person Transactions” beginning on pages 279 and 205 thereof, respectively, and are incorporated herein by reference.

Risk Oversight

Our risk management oversight is described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Management After the Business Combination—Role of the New Cepton Board in Risk Oversight/Risk Committee” beginning on page 271 thereof and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Consent Solicitation Statement/Prospectus titled “Information About Cepton—Legal Proceedings” beginning on page 223, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Price Range of Securities and Dividends

The market price of and dividends on GCAC’s common equity, warrants and units and related stockholder matters is described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the Section entitled “Market Price and Dividend Information” beginning on page 61 thereof and that information is incorporated herein by reference.

Prior to the Closing, GCAC’s publicly traded units, Class A common stock and warrants were listed on the Nasdaq Capital Market under the symbols “GCACU,” “GCAC,” and “GCACW,” respectively. Upon the Closing, the Company’s common stock and warrants were listed on the Nasdaq Capital Market under the symbols “CPTN” and “CPTNW,” respectively. Publicly traded units automatically separated into their component securities upon the Closing, and as a result, no longer trade as a separate security and were delisted from the Nasdaq Capital Market.

The Company has not paid any cash dividends on shares of its common stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenue and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board.

Holders of Record

As of the Closing and following the completion of the Transactions, including the redemption of public shares as described above and the consummation of the PIPE Investment and the Warrant Exercises, the Company had 154,048,001 shares of common stock outstanding held of record by 162 holders and no shares of preferred stock outstanding. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plans

Reference is made to the disclosure described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the sections entitled “The Incentive Plan Proposal (Proposal 4)” and “The ESPP Proposal (Proposal 5)” beginning on pages 175 and 181, respectively, thereof, which is incorporated herein by reference.

At the Special Meeting, GCAC stockholders approved the Cepton, Inc. 2022 Incentive Award Plan (the “2022 Plan”), which is intended to replace the Cepton Technologies, Inc. Stock Incentive Plan (the “2016 Plan”), and the Employee Stock Purchase Plan (the “ESPP”) and the material terms thereunder, including the authorization of the initial share reserve thereunder. In accordance with the terms of the 2022 Plan and the ESPP, 15,123,142 shares and 3,080,960 shares, respectively, were initially reserved for issuance thereunder.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report relating to the issuance of the Company’s common stock in connection with the Transactions, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The Company’s securities are described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Description of Securities of GCAC” beginning on page 242 thereof and that information is incorporated herein by reference. As described below, the Company’s Second Amended and Restated Certificate of Incorporation (the “A&R Charter”) was approved by GCAC’s stockholders at the Special Meeting and became effective on February 10, 2022 in connection with the consummation of the Transactions.

Indemnification of Directors and Officers

The indemnification of our directors and officers is described in the Proxy Statement/Consent Solicitation Statement/Prospectus in the section entitled “Management After the Business Combination—Limitation on Liability and Indemnification of Directors and Officers” beginning on page 273 thereof and that information is incorporated herein by reference. The disclosure set forth in Item 1.01 of this Report under the section entitled “Indemnification Agreements” is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The disclosure set forth in Item 4.01 of this Report is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

At the Closing, the Company consummated the PIPE Investment. The disclosure under Item 2.01 of this Report is incorporated herein by reference.

The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Report is incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On February 10, 2022, the Audit Committee informed Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm prior to the Transactions, that Marcum will be dismissed effective following the completion of the Company’s review for the three and nine months period ended December 31, 2021, which consists only of the pre-Transactions accounts of GCAC.

The report of Marcum on GCAC’s financial statements as of March 31, 2021, and for the fiscal years ended March 31, 2021 and March 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the fiscal years ended March 31, 2021 and March 31, 2020, and the subsequent period through February 10, 2022, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report. During the fiscal years ended March 31, 2021 and March 31, 2020, and the subsequent period through February 10, 2022, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, other than the (i) material weakness in internal controls identified by GCAC’s management, in consultation with its advisors, related to an error made in certain of its previously issued financial statements, arising from the manner in which, as of the closing of GCAC’s initial public offering, GCAC had an error in the accounting of its Class A common stock subject to possible redemption and public and private warrants, which resulted in the revision of GCAC’s Previously Issued Financial Statements (as defined herein), as described in Item 9A. Controls and Procedures in GCAC’s Annual Report on Form 10-K for the period ended March 31, 2021, filed with the SEC on July 19, 2021, and GCAC’s Amendment No. 1 to Form 10-K, filed with the SEC on December 14, 2021 (the “10-K”), Item 4. Controls and Procedures in GCAC’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 19, 2021 (“Q1 Form 10-Q”), and in Item 4. Controls and Procedures in GCAC’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 23, 2021 (“Q2 Form 10-Q”), and (ii) the determination of the audit committee of the board of directors of GCAC that GCAC’s Previously Issued Financial Statements could no longer be relied upon due to the accounting errors described above. As used herein, “Previously Issued Financial Statements” consists of: (i) audited balance sheet as of February 2, 2021 filed as Exhibit 99.1 to GCAC’s Current Report on Form 8-K filed with the SEC on February 4, 2021, (ii) audited financial statements as of March 31, 2021 contained in the 10-K, (iii) unaudited financial statements as of June 30, 2021 contained in Q1 Form 10-Q; and (iv) unaudited financial statements as of September 30, 2021 contained in Q2 Form 10-Q.

The Company provided Marcum with a copy of the foregoing disclosures prior to the filing of this Report and requested that Marcum furnish a letter addressed to the SEC, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.

(b) Disclosures regarding the new independent auditor.

On the Closing Date, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. KPMG served as the independent registered public accounting firm of Legacy Cepton prior to the Transactions, including the audit of the consolidated financial statements of Legacy Cepton for the fiscal year ending December 31, 2021. During the fiscal years ended March 31, 2020 and March 31, 2021, GCAC did not consult with KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on GCAC’s financial statements, and neither a written report nor oral advice was provided to GCAC that KPMG concluded was an important factor considered by GCAC in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Item 5.01 Changes in Control of the Registrant.

The information set forth above under the “Introductory Note” above and in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Report is incorporated herein by reference.

Holders of uncertificated shares of GCAC Class A common stock immediately prior to the Closing have continued as holders of uncertificated shares of the Company’s common stock. Holders of GCAC Class A common stock who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to GCAC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Officers,” “Executive Compensation,” “Certain Relationships and Related Transactions” and “Indemnification of Directors and Officers” in Item 2.01 of this Report is incorporated herein by reference.

As previously disclosed, at the Special Meeting, the stockholders of GCAC considered and approved the 2022 Plan, which is intended to replace the 2016 Plan, and ESPP which became effective immediately upon the Closing. A description of the 2022 Plan and ESPP is included in the Proxy Statement/Consent Solicitation Statement/Prospectus in the sections entitled “The Incentive Plan Proposal (Proposal 4)” and “The ESPP Proposal (Proposal 5)” beginning on pages 175 and 181, respectively, thereof, which is incorporated herein by reference.

The foregoing description of the 2022 Plan, ESPP and 2016 Plan is qualified in its entirety by the full text of the 2022 Plan and ESPP, which are attached hereto as Exhibit 10.9, Exhibit 10.10 and Exhibit 10.11, respectively, and incorporated herein by reference.

On the Closing Date, the employment agreements previously entered into with Jun Pei, Winston Fu, Mark McCord, Liqun Han, and Dongyi Liao became effective. Reference is made to the disclosure in the section titled “Executive and Director Compensation of Cepton—Executive Employment Agreements” beginning on page 276 of the Proxy Statement/Consent Solicitation Statement/Prospectus, respectively, which are incorporated herein by reference. The foregoing description of the employment agreements is qualified in its entirety by the full text of the employment agreements of Jun Pei, Winston Fu, Mark McCord, Liqun Han and Dongyi Liao, copies of which are attached hereto as Exhibit 10.12, Exhibit 10.13, Exhibit 10.14, Exhibit 10.15 and Exhibit 16, respectively, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Certificate of Incorporation and Bylaws

On February 10, 2022, in connection with the consummation of the Transactions, the Company’s A&R Charter, and Amended and Restated Bylaws (the “A&R Bylaws”) were approved by GCAC’s stockholders at the Special Meeting and became effective.

Copies of the A&R Charter and the A&R Bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Report, and are incorporated herein by reference.

The material terms of each of the A&R Charter and the A&R Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Consent Solicitation Statement/Prospectus under the sections titled “The Amended and Restated Charter Proposal (Proposal 2),” “Description of Securities of GCAC” and “Comparison of Stockholder Rights” beginning on pages 170, 242, and 252 of the Proxy Statement/Consent Solicitation Statement/Prospectus, respectively, which are incorporated herein by reference.

Change in Fiscal Year

Prior to the consummation of the Transactions, GCAC had a March 31 fiscal year end and Legacy Cepton had a December 31 fiscal year end. Effective upon the Closing, the Company changed its fiscal year end to December 31.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On the Closing Date, the Board adopted a new a Code of Conduct and Ethics (the “Revised Code”). The Revised Code applies to all employees, executive officers and directors of the Company. The Revised Code was adopted to reflect what the Company considers to be current best practices and policies for an operating company and to make certain technical, administrative, non-substantive amendments to the prior Code of Conduct and Ethics. The adoption of the Revised Code did not relate to or result in any waiver, explicit or implicit, of any provision of the prior Code of Conduct and Ethics.

The above description of the Revised Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Revised Code, a copy of which is filed as Exhibit 14.1 hereto and incorporated herein by reference. The Revised Code is also available on the Investor section of the Company’s website at www.cepton.com.” The contents of the Company’s website are not incorporated by reference in this Report or made a part hereof for any purpose.

Item 5.06 Change in Shell Company Status.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 5.06.

As a result of the Business Combination, the Company ceased to be a shell company. Reference is made to the disclosure in Item 2.01 of this Report and the Proxy Statement/Consent Solicitation Statement/Prospectus in the sections entitled “The Business Combination Proposal (Proposal 1)” beginning on page 133 thereof, which is incorporated herein by reference.

Item 8.01 Other Events.

On February 10, 2022, the parties issued a joint press release announcing the completion of the Business Combination, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Businesses Acquired.

The unaudited interim condensed consolidated financial statements of Legacy Cepton as of and for the nine months ended September 30, 2021 and September 30, 2020, and the related notes are included in the Proxy Statement/Consent Solicitation Statement/Prospectus beginning on page F-44 of the Proxy Statement/Consent Solicitation Statement/Prospectus and are incorporated herein by reference.

The consolidated financial statements of Legacy Cepton as of and for the years ended December 31, 2020 and December 31, 2019 and the related notes are included in the Proxy Statement/Consent Solicitation Statement/Prospectus beginning on page F-62 of the Proxy Statement/Consent Solicitation Statement/Prospectus and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company for the year ended December 31, 2020, as of September 30, 2021 and for the nine months ended September 30, 2021 are filed as Exhibit 99.2 hereto and incorporated herein by reference.

(d) Exhibits.

		Incorporated By Reference
Exhibit No.	Description	Form	Exhibit	Filing Date
2.1	Business Combination Agreement, dated as of August 4, 2021, by and among GCAC, Merger Sub and Legacy Cepton.	8-K	2.1	8/5/2021
2.2	Amendment to Business Combination Agreement, dated as of January 21, 2022, by and among GCAC, Merger Sub and Legacy Cepton.	8-K	2.1	1/24/2022
3.1	Second Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
4.1	Form of Common Stock Certificate of the Company.
4.2	Form of Warrant Certificate of the Company (included in Exhibit 4.3).	8-K	4.1	2/4/2021
4.3	Warrant Agreement, dated January 29, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	4.1	2/4/2021
4.4	Warrant to Purchase Stock for Legacy Cepton	8-K	99.4	1/5/2022
10.1	Form of PIPE Subscription Agreement.	8-K	10.6	8/5/2021
10.2	Form of PIPE Subscription Agreement Amendment	8-K	10.1	2/9/2022
10.3	Form of Stockholder Support Agreement by and among GCAC, Legacy Cepton and the stockholders of Legacy Cepton party thereto.	8-K	10.1	8/5/2021
10.4	Form of Amended Registration Rights Agreement, by and among GCAC, the Initial Holders and the Legacy Cepton stockholders party thereto.	8-K	10.2	8/5/2021
10.5	Form of Confidentiality and Lock-Up Agreement, by and between GCAC and the stockholder of Legacy Cepton party thereto.	8-K	10.3	8/5/2021
10.6	Form of Expenses and Lock-Up Agreement, by and between GCAC and the Legacy Cepton stockholders party thereto.	8-K	10.4	8/5/2021
10.7	Form of GCAC Stockholder Support Agreement by and between Legacy Cepton and GCAC stockholders.	8-K	10.5	8/5/2021
10.8++	Form of Director and Officer Indemnification Agreement.
10.9++	Cepton, Inc. 2022 Equity Incentive Plan.
10.10++	Cepton, Inc. Employee Stock Purchase Plan.
10.11++	Legacy Cepton Stock Incentive Plan.
10.12++	Employment Agreement, dated as of December 7, 2021, by and between Legacy Cepton and Jun Pei.	S-4/A	10.26	12/17/2021
10.13++	Employment Agreement, dated as of December 7, 2021, by and between Legacy Cepton and Winston Fu.	S-4/A	10.27	12/17/2021
10.14++	Employment Agreement, dated as of December 7, 2021, by and between Legacy Cepton and Mark McCord.	S-4/A	10.28	12/17/2021
10.15++	Employment Agreement, dated as of December 7, 2021, by and between Legacy Cepton and Liqun Han.	S-4/A	10.29	12/17/2021
10.16++	Employment Agreement, dated as of December 7, 2021, by and between Legacy Cepton and Dongyi Liao.	S-4/A	10.30	12/17/2021
10.17	Purchase Agreement, dated as of November 24, 2021, by and among GCAC, Legacy Cepton and Lincoln Park.	8-K	10.1	11/29/2021
10.18	Registration Rights Agreement, dated as of November 24, 2021, by and among GCAC, Legacy Cepton and Lincoln Park.	8-K	10.2	11/29/2021
10.19	Supplier On Board Agreement, dated April 14, 2020, by and between Legacy Cepton and Koito Manufacturing Co., Ltd.#	S-4/A	10.23	1/14/2022
10.20	Software Development Work Order, dated September 22, 2021 by Koito Manufacturing Co., Ltd.#	S-4/A	10.31	1/14/2022
10.21	Loan Agreement, dated January 4, 2022, by and between Legacy Cepton and Trinity Capital Inc.	8-K	99.1	1/5/2022
10.22	Pledge Agreement, dated January 4, 2022, by and between Legacy Cepton and Trinity Capital Inc.	8-K	99.2	1/5/2022
10.23	Participation Rights Agreement, dated January 4, 2022, by and between Legacy Cepton and Trinity Capital Inc.	8-K	99.3	1/5/2022
14.1	Cepton, Inc. Code of Conduct and Ethics
16.1	Letter from Marcum LLP to the SEC, dated February 10, 2022.
21.1	List of Subsidiaries
99.1	Joint Press Release, dated as of February 10, 2022.
99.2	Unaudited pro forma condensed combined financial information of the Company for the year ended December 31, 2020, as of September 30, 2021 and for the nine months ended September 30, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

++	Indicates a management or compensatory plan.

#	Portions of exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPTON, INC.

Date: February 10, 2022	By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	President and Chief Executive Officer